Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164537) pertaining to the Chesapeake Lodging Trust Equity Plan of our report dated April 28, 2010, with respect to the combined financial statements of Hilton Checkers Los Angeles included in this Form 8-K for the years ended December 31, 2009 and 2008.

McLean, Virginia	/s/ Ernst & Young LLP
June 2, 2010